KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Appoints Randy L. Patten as Chief Financial Officer

KINGSTON, N.Y.— August 5, 2025-- Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced the appointment of Randy L. Patten as Chief Financial Officer, effective August 25, 2025.



Mr. Patten joins Kingstone Companies, Inc. from NEXT Insurance, Inc., a California-based technology-driven property and casualty insurer, where he played a key role in NEXT Insurance's recent acquisition by ERGO Group AG, a subsidiary of MunichRe, for $2.6 billion. At NEXT Insurance, Mr. Patten most recently served as Vice President, Chief Accounting Officer, and Treasurer. He also held the position of Chief Financial Officer for the company's U.S. insurance carrier subsidiary. Prior to NEXT Insurance, Mr. Patten spent nearly a decade at United Fire Group, Inc. (NASDAQ: UFCS), where he held a progression of senior finance roles, including Interim Co-Chief Financial Officer, Controller, and Director of Investor Relations. Earlier in his career, he spent 15 years at Transamerica Life Insurance Company/AEGON USA (NYSE: AEG), holding a variety of financial leadership positions and responsibilities across U.S. GAAP, IFRS and statutory reporting, SEC compliance, and enterprise risk management. Mr. Patten earned his Bachelor of Arts in Accounting and Business Management degree from Central College, Iowa and is based in Iowa.

As Chief Financial Officer, Mr. Patten will lead Kingstone's finance organization and his responsibilities will span GAAP and Statutory accounting, financial planning and analysis, capital management, compliance, close coordination with the legal team for SEC filings, tax, investor relations, investments and treasury functions.

Meryl Golden, President and Chief Executive Officer of Kingstone, said, "I am very pleased to welcome Mr. Patten to Kingstone. With his strong financial background, deep insurance industry knowledge, extensive prior experience as a public-company finance leader and robust understanding of capital raising and M&A matters, Mr. Patten will play a key role in providing strategic financial leadership as we pursue the next phase of Kingstone's growth in the coming years."

Mr. Patten shared, "I'm thrilled to join Kingstone at such an important time in the Company's evolution. The Company has achieved a remarkable turnaround over the last three years and is very well poised to further strengthen its market position through continued profitable growth. I look forward to working with the highly accomplished senior leadership team and the Board to support Kingstone's pursuit of its long-term goals."

About Kingstone Companies, Inc.
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2024 was the 12th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Forward-Looking Statements
Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@theequitygroup.com